Exhibit 99.1

Merrimack Provides Fourth Quarter and Full Year 2013 Financial Results

CAMBRIDGE, Mass., Feb. 27, 2014 (GLOBE NEWSWIRE) – Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK), a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of cancer, today announced its fourth quarter and full year 2013 financial results.

“We are pleased with the progress we made this past quarter advancing our therapeutic and diagnostic candidates,” said Robert Mulroy, President and CEO of Merrimack. “We took a major step forward with the biomarker results for MM-121, which support our hypothesis on the importance of ErbB3 in cancer resistance. We also presented encouraging monotherapy and imaging data on MM-302. In addition, we made significant progress on the business development front, initiating a profit share collaboration with Actavis that has the potential to provide future cash flow to fund R&D.”

Merrimack will host a conference call today, Thursday, February 27 at 4:30 p.m., Eastern Time, to provide an update on its development pipeline, focusing on MM-398, Merrimack’s lead product candidate for which top line Phase 3 data is expected in the second quarter of 2014. The call will also provide a summary of fourth quarter and full year 2013 financial results.

Investors and the general public are invited to listen to the call by dialing (877) 564-1301 (domestic) or (224) 357-2394 (international) five minutes prior to the start of the call and providing the passcode 3018260. A listen-only webcast of the call and the accompanying slides can be accessed in the Investors section of Merrimack’s website, http://investors.merrimackpharma.com, and a replay of the call will be archived there for six weeks following the call.

Key Recent Events

In the past few months, Merrimack achieved a number of significant accomplishments, including:

•	Announcement of top line data from Phase 2 studies in ovarian and ER/PR+ breast cancer in which MM-121 demonstrated a positive signal;

•	Presentation of encouraging clinical data from an expanded Phase 1 study of MM-302 for the treatment of advanced HER2-positive breast cancer at the 2013 San Antonio Breast Cancer Symposium;

•	Announcement of a nanotechnology collaboration agreement with Actavis;

•	Initiation of a Phase 1 clinical study of MM-398 in combination with cyclophosphamide for pediatric solid tumors;

•	Presentation of preclinical data at the American Society for Clinical Oncology (ASCO) 2014 Gastrointestinal Cancers Symposium; and

•	Publication of preclinical study results of Merrimack’s MM-141 in Molecular Cancer Therapeutics.

Upcoming Milestones

Merrimack anticipates the following upcoming milestones:

•	Announcement of top line data for the Phase 3 MM-398 NAPOLI-1 trial in the second quarter of 2014;

•	Announcement of top line data for the Phase 2 triple negative breast cancer cohort of MM-121 in the neoadjuvant setting in the second quarter of 2014;

•	Presentation of MM-121 Phase 2 data at a medical conference in the second quarter of 2014;

•	Continued enrollment in the Phase 2 program for MM-111 in gastric, esophageal and gastroesophageal cancers;

•	Initiation of a Phase 2 clinical study for MM-302 in 2014;

•	Initiation of a Phase 2 clinical study for MM-151 in 2014; and

•	Initiation of a Phase 2 clinical study for MM-141 in 2014.

Conferences

Merrimack expects to present at a number of investor conferences in the months ahead, including:

•	Cowen & Company 34th Annual Health Care Conference, Monday, March 3 in Boston;

•	Bank of American Merrill Lynch 2014 Health Care Conference, May 13-15 in Las Vegas; and

•	UBS 2014 Global Healthcare Conference, May 19-21 in New York City.

Full Year 2013 Financial Results

Net loss for 2013 was $130.7 million, or basic and diluted net loss per share available to common stockholders of $1.32, compared with net loss for 2012 of $91.8 million, or basic and diluted net loss per share available to common stockholders of $1.28. This increase in net loss was primarily attributable to three factors:

•	$21.3 million of increased research and development expense primarily associated with Merrimack’s clinical stage product candidates;

•	$10.4 million of increased interest expense from Merrimack’s term loan with Hercules Technology Growth Capital, Inc., which closed in the fourth quarter of 2012, and from Merrimack’s 4.50% convertible senior notes, which were issued in July 2013, of which $3.7 million is imputed non-cash expense primarily related to the convertible feature of the convertible senior notes; and

•	$5.4 million of increased general and administrative expense primarily associated with increased headcount costs to support clinical development, increased rent expense and increased costs to support commercialization efforts on MM-398.

As of December 31, 2013, Merrimack had $155.2 million of cash and cash equivalents and available-for-sale securities, which represents an increase of $45.2 million from the year ended December 31, 2012, due primarily to the July 2013 concurrent underwritten public offerings of 5.75 million shares of common stock at a price to the public of $5.00 per share and $125.0 million aggregate principal amount of 4.50% convertible senior notes. Combined net proceeds, after deducting underwriting discounts and commissions and other offering expenses, were $147.3 million. The total number of Merrimack’s common shares outstanding as of December 31, 2013 was 102,523,262.

Financial Outlook

Merrimack expects its existing unrestricted cash and cash equivalents and available-for-sale securities as of December 31, 2013 of $155.2 million, anticipated interest income and reimbursement of expenses under its license and collaboration agreement with Sanofi related to MM-121 to be sufficient to fund operations into 2015. In the event that Merrimack obtains favorable results from the MM-398 NAPOLI-1 trial, Merrimack expects that anticipated additional expenses in 2014 related to the commercialization of MM-398 will be offset by cash received from potential collaboration opportunities.

About Merrimack

Merrimack is a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of cancer. Merrimack applies its systems biology-based approach to biomedical research throughout the research and development process. Merrimack currently has six oncology therapeutics in clinical development. For more information, please visit Merrimack’s website at www.merrimackpharma.com.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Merrimack’s forward-looking statements include statements about the timing of availability of clinical trial data, Merrimack’s ability to translate clinical data into future clinical success, anticipated milestones, including the initiation of new trials, Merrimack’s presentations at upcoming investor and scientific conferences, expectations regarding the sufficiency of Merrimack’s financial resources to fund operations and the ability to enter into third party collaborations. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation of future clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, development progress of Merrimack’s companion diagnostics, availability of funding sufficient for Merrimack’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, and other matters that could affect the availability or commercial potential of Merrimack’s drug candidates or companion diagnostics. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 8, 2013 and other reports Merrimack files with the SEC.

Merrimack Pharmaceuticals, Inc.

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended December 31		Year Ended December 31
	2013	2012	2013	2012
Collaboration revenues	$7,823	$14,191	$47,786	$48,921
Operating expenses:
Research and development	30,055	34,564	147,139	125,858
General and administrative	6,010	4,155	21,187	15,805
Total operating expenses	36,065	38,719	168,326	141,663

Loss from operations	(28,242)	(24,528)	(120,540)	(92,742)

Other income and expenses, net	(4,106)	(365)	(10,145)	988

Net loss	(32,348)	(24,893)	(130,685)	(91,754)

Less net income (loss) attributable to non-controlling interest	711	(125)	240	(477)

Net loss attributable to Merrimack	(33,059)	(24,768)	(130,925)	(91,277)

Other comprehensive income (loss)	(8)	(48)	14	(38)

Comprehensive loss	(33,067)	(24,816)	(130,911)	(91,315)

Net loss per share available to stockholders - basic and diluted	($0.33)	($0.26)	($1.32)	($1.28)

Weighted-average common shares used in computing net loss per share available to common stockholders - basic and diluted	102,376	94,703	98,919	72,831

Merrimack Pharmaceuticals, Inc.

Unaudited Balance Sheet Data

(in thousands)

	As of December 31, 2013	As of December 31, 2012
Cash, cash equivalents and available-for-sale securities	$155,202	$109,952
Working capital	108,910	89,781
Total assets	192,417	148,974
Total liabilities	235,545	155,394
Total stockholders’ deficit	(43,465)	(6,517)

Merrimack Pharmaceuticals, Inc.

Unaudited Cash Flow Data

(in thousands)

	Year Ended December 31,
	2013	2012
Net cash used in operating activities	($95,175)	($79,816)
Net cash used in investing activities	(27,739)	(75,221)
Net cash provided by financing activities	150,286	142,297

Net increase in cash and cash equivalents	27,372	(12,740)

CONTACT:

Investor Contact:

Geoffrey M. Grande, CFA

Investor Relations

Merrimack

617-441-7602

ggrande@merrimackpharma.com

Media Contact:

Dana Robie

Corporate Communications

Merrimack

617-441-7408

drobie@merrimackpharma.com